Exhibit 99.1

Issued – Monday 22 December 2008, London, UK and South San Francisco, CA

GSK and Theravance Announce Positive Phase 2b Results for LABA
‘444 in the Treatment of COPD in the Horizon Development Programme

GlaxoSmithKline Plc (GSK) and Theravance, Inc. (NASDAQ: THRX) today announced positive results from the Phase 2b study of the novel, long-acting beta agonist (LABA) GW642444 (‘444) in patients with moderate-to-severe chronic obstructive pulmonary disease (COPD).  The study evaluated the dose response, efficacy and safety of five doses of ‘444 administered once-daily for four weeks.  All doses achieved statistically significant increases in lung function (trough FEV1) compared to placebo (p<0.05).  The changes were dose-dependent with the two highest doses (25 and 50 mcg) exceeding a predefined threshold of 130 mL increase in FEV1 at trough.

“These positive results for ‘444 in COPD follow recent positive findings in asthma and give us further confidence in the Horizon clinical development programme,” commented Darrell Baker, SVP GSK Respiratory Medicines Development Centre.

‘444 exhibited a rapid, dose-dependent onset of action with sustained bronchodilator effect over 24 hours.  Improvements in lung function 24 hours after the first dose were maintained throughout the 28-day treatment period. Favorable efficacy trends were also seen in a number of other endpoints including improvements in peak expiratory flow both in the morning and evening and reduced use of rescue medication.

Throughout the four-week study period, ‘444 was well tolerated at all doses and the frequency of adverse events was comparable to placebo.  Headache was the most frequently reported adverse event in the study and was most common in the placebo group.  There was no effect on average heart rate (a known side-effect of beta-agonists) at any dose compared to placebo. Serious adverse events common in an elderly COPD population were reported with low frequency and not seen in either of the two high dose groups and not associated with beta2 agonist pharmacology.

“We are very encouraged by the outcomes of this study in COPD,” said Rick E Winningham, Chief Executive Officer at Theravance.  “These positive results bring us closer to achieving the goal of the Horizon collaboration which is to develop novel, once-a-day inhaled medicines to bring relief to patients with asthma and COPD.”

Study Design

A total of 605 patients with COPD were randomised into this double-blind, placebo-controlled study.  Patients received one of five doses of ‘444, (3, 6.25, 12.5, 25 and 50 mcg) or placebo,

administered once daily via a novel inhaler. All patients were permitted to use rescue medication (albuterol) as needed.

The primary endpoint to assess efficacy was change in trough (23-24 hour) FEV1 from baseline after 28 days.  Other endpoints included serial 24 hour FEV1 on days 1 and 28, morning and evening peak expiratory flow averaged over the 28-day treatment period and frequency of rescue medication use.

Further data from the Horizon development programme are anticipated in early 2009, with the completion of three asthma studies of the inhaled corticosteroid (ICS) GW685698 (‘698) – an enhanced-affinity glucocorticoid.  In parallel, enabling studies involving ‘444 and ‘698 given in combination have also been undertaken.

Conference Call and Webcast Information

Theravance has scheduled a conference call to discuss this announcement today at 8:30 a.m. Eastern Standard Time. To participate in the live call by telephone, please dial 888-256-0991 from the U.S., or 913-312-1379 for international callers. Those interested in listening to the conference call live via the internet may do so by visiting Theravance’s web site at www.theravance.com. To listen to the live call, please go to Theravance’s web site 15 minutes prior to its start to register, download, and install any necessary audio software.

A replay of the conference call will be available on Theravance’s web site for 30 days through January 21, 2009. An audio replay will also be available through 11:59 p.m. Eastern Standard Time on January 5, 2009 by dialing 888-203-1112 from the U.S., or 719-457-0820 for international callers, and entering confirmation code 9574505.

GlaxoSmithKline – one of the world’s leading research-based pharmaceutical and healthcare companies – is committed to improving the quality of human life by enabling people to do more, feel better and live longer.

About Theravance

Theravance is a biopharmaceutical company with a pipeline of internally discovered product candidates. Theravance is focused on the discovery, development and commercialization of small molecule medicines across a number of therapeutic areas including respiratory disease, bacterial infections and gastrointestinal motility dysfunction. The company’s key programs include: telavancin for the treatment of serious Gram-positive bacterial infections with Astellas Pharma Inc., the Horizon program and Bifunctional Muscarinic Antagonist-Beta2 Agonist (MABA) program with GlaxoSmithKline plc, and the Gastrointestinal Motility Dysfunction program. By leveraging its proprietary insight of multivalency toward drug discovery focused primarily on validated targets, Theravance is pursuing a next generation strategy designed to discover superior medicines in areas of significant unmet medical need. For more information, please visit the company’s web site at www.theravance.com.  THERAVANCE®, the

Theravance logo, and MEDICINES THAT MAKE A DIFFERENCE® are registered trademarks of Theravance, Inc.

GSK cautionary statement regarding forward-looking statements

Under the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, GSK cautions investors that any forward-looking statements or projections made by GSK, including those made in this announcement, are subject to risks and uncertainties that may cause actual results to differ materially from those projected. Factors that may affect GSK’s operations are described under ‘Risk Factors’ in the ‘Business Review’ in the company’s Annual Report on Form 20-F for 2007.

Theravance forward-looking statements

This press release contains and the conference call will contain certain  “forward-looking” statements as that term is defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, statements relating to goals, plans, objectives and future events. Theravance intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. Examples of such statements include statements relating to the goals, timing and expected results of clinical studies, statements regarding the potential benefits of drug candidates, statements concerning the goals and timing of seeking regulatory approval of our product candidates, statements concerning the enabling capabilities of Theravance’s approach to drug discovery and its proprietary insights, expectations for product candidates through development and commercialization and projections of revenue and other financial items. These statements are based on the current estimates and assumptions of the management of Theravance as of the date of this press release and the conference call and are subject to risks, uncertainties, changes in circumstances, assumptions and other factors that may cause the actual results of Theravance to be materially different from those reflected in its forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, among others, risks related to the potential that results of clinical or preclinical studies indicate product candidates are unsafe or ineffective, delays or failure to achieve regulatory approvals, and risks of collaborating with third parties to develop and commercialize products. These and other risks are described in greater detail under the heading “Risk Factors” contained in Item 1A of Theravance’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (SEC) on November 6, 2008 and the risks discussed in our other periodic filings with the SEC. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Theravance assumes no obligation to update its forward-looking statements.

Enquiries:

UK Media enquiries:	Philip Thomson	(020) 8047 5502
	Alice Hunt	(020) 8047 5502
	Gwenan White	(020) 8047 5502

US Media enquiries:	Nancy Pekarek	(215) 751 7709
	Mary Anne Rhyne	(919) 483 2839
	Sarah Alspach	(215) 751 7709

European Analyst/Investor enquiries:	David Mawdsley	(020) 8047 5564
	Sally Ferguson	(020) 8047 5543
	Gary Davies	(020) 8047 5503

US Analyst/ Investor enquiries:	Jen Hill	(215) 751 7002
	Tom Curry	(215) 751 5419

Theravance, Inc. Enquiries:

Senior Vice President and Chief Financial Officer	Michael Aguiar	650-808-4100
investor.relations@theravance.com